EV Energy Partners Announces Full Year and Fourth Quarter 2007 Results, Anticipated Distribution Increase and Update of Commodity Price Hedge Positions

HOUSTON, Mar 14, 2008 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the full year and fourth quarter for 2007 and filed its Form 10-K with the Securities and Exchange Commission. In addition, EVEP announced an anticipated distribution increase for the first quarter of 2008 (payable during the second quarter of 2008) and provided an update of its commodity price hedge positions.

2007 Results

For 2007, EVEP reported net income of $11.2 million, or $0.74 per basic and diluted weighted average unit outstanding. Included in net income was $25.7 million of non-cash losses on commodity derivatives, and $1.5 million of non-cash unit based compensation costs and $0.3 million of non-cash writeoffs related to a prior acquisition contained in general and administrative expenses. Adjusted EBITDA for the year, as described in the attached table under "Non-GAAP Measures", was $66.5 million.

Production for 2007 was 9.254 Bcf of natural gas, 225 MBbls of crude oil and 199 MBbls of natural gas liquids, or 11.8 Bcfe.

John B. Walker, Chairman and CEO, stated, "We are very pleased with EVEP's growth during our first full year as a public company. Proved reserves increased by 435% and daily production increased by over 375%. In addition, our quarterly distributions per common unit have grown by 50% from $0.40 per unit to $0.60 per unit, with an additional anticipated increase to $0.62 per unit for the first quarter of 2008."

Fourth Quarter 2007 Results

EVEP reported a net loss of $11.9 million, or ($0.78) per basic and diluted weighted average unit outstanding, for the quarter ended December 31, 2007. Included in this loss was $23.0 million of non-cash losses on commodity derivatives, and $0.6 million of non-cash unit based compensation costs and $0.3 million of non-cash writeoffs related to a prior acquisition contained in general and administrative expenses. Adjusted EBITDA for the quarter, as described in the attached table under "Non-GAAP Measures", was $24.0 million.

Production for the quarter was 3.125 Bcf of natural gas, 75 MBbls of crude oil and 129 MBbls of natural gas liquids, or 4.35 Bcfe, a 16% increase over third quarter 2007 production of 3.75 Bcfe. This increase was primarily due to the inclusion of the Permian Basin acquisition, which closed on October 1, 2007, for all of the fourth quarter of 2007.

Anticipated Distribution Increase

Based on its continued strong results and cash flow generation, management anticipates that is will recommend to the Board of Directors a $0.02 increase in the quarterly distribution rate to $0.62 per unit beginning with the distribution for the first quarter of 2008 (payable during the second quarter of 2008).

Annual Report on Form 10-K

EVEP's financial statements and related footnotes are available on our 2007 Form 10-K, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on March 13, 2008, EV Energy Partners, L.P. will host an investor conference call today, March 14, 2008, at 10:00am (Eastern Time). Investors interested in participating in the call may dial 303-262-2142 and ask for the EV Energy Partners call at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com.

Updated Hedge Position

EVEP has expanded its commodity hedge program since the end of the third quarter. The company's current hedging positions are provided below in the Hedge Summary Table. EVEP utilizes derivative instruments, such as price swaps and collars, to minimize the variability of its forecasted cash flows due to price movements in natural gas, crude oil and natural gas liquids.

Hedge Summary Table (as of 03/14/2008)
	Swap	Swap	Collar	Collar	Collar
	Volume	Price	Volume	Floor	Ceiling
	(Mmmbtu/Mbbls)		(Mmmbtu/Mbbls)
Natural Gas
2008
NYMEX	1,464	$8.85	366	$7.50	$9.65
NYMEX			732	$7.50	$9.70
NYMEX			732	$8.00	$11.30
NYMEX			366	$7.50	$9.85
Dominion
Appalachia	2,379	$9.07
El Paso
Permian	1,098	$7.23
Houston Ship
Channel	1,974	$8.17
MichCon
Citygate	1,281	$8.16	732	$8.00	$9.55

2009
NYMEX	1,643	$8.00	365	$7.50	$8.80
NYMEX			1,460	$7.75	$9.15
NYMEX			730	$8.00	$10.55
Dominion
Appalachia	1,606	$8.79
El Paso
Permian	913	$7.93
Houston Ship
Channel	1,577	$8.29
MichCon
Citygate	1,825	$8.27

2010
NYMEX	2,738	$8.44	548	$7.50	$10.00
Dominion
Appalachia	2,044	$8.65
El Paso
Permian	913	$7.68
Houston Ship
Channel			1,278	$7.25	$9.55
MichCon
Citygate	1,825	$8.34

2011
NYMEX	1,825	$8.47
Dominion
Appalachia	913	$8.69

Crude Oil
(NYMEX)
2008	444.5	$72.45	45.8	$62.00	$73.95
2009	357.9	$71.85	45.6	$62.00	$73.90
2010	365.0	$71.16

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics
	Three Months Ended	Twelve Months Ended
	December 31, 2007	December 31, 2007
Production data:
Oil (MBbls)	75	225
Natural gas liquids (MBbls)	129	199
Natural gas (MMcf)	3,125	9,254

Net production (MMcfe)	4,347	11,798

Average sales price per unit
(1):
Oil (Bbl)	$91.19	$74.42
Natural gas liquids (Bbl)	$59.32	$54.18
Natural gas (Mcf)	$6.64	$6.69

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.75	$1.82
Production taxes	0.39	0.28
Total	2.14	2.10
Depreciation, depletion and
amortization	1.84	1.67
General and administrative
expense	0.92	0.88

(1) Prior to $0.76 million and $8.98 million of net realized hedge gains for the three months and twelve months ended Dec. 31, 2007 respectively.

Balance Sheet
(in $ thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$10,220	$1,875
Accounts receivable:
Oil and natural gas sales	18,658	4,608
Related party	3,656	1,996
Other	15	56
Derivative asset	1,762	5,929
Prepaid expenses and other current assets	594	790

Total current assets	34,905	15,254

Oil and natural gas properties, net of
accumulated depreciation, depletion and
amortization; December 31, 2007, $30,724;
December 31, 2006, $4,092	570,398	114,401

Other property, net of accumulated depreciation
and amortization; December 31, 2007, $239;
December 31, 2006, $195	225	283
Long-term derivative asset		2,286
Other assets	2,013	465

Total assets	607,541	132,689

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	12,113	3,248
Deferred revenues	1,122	-
Derivative liability	5,232	-

Total current liabilities	18,467	3,248

Asset retirement obligations	19,463	5,188
Long-term debt	270,000	28,000
Share-based compensation liability	1,507	-
Long-term derivative liability	15,074	-

Commitments and contingencies

Owners' equity:
Common unitholders	282,676	77,701
Subordinated unitholders	(5,488)	10,830
General partner interest	4,245	3,379
Accumulated other comprehensive income	1,597	4,343

Total owners' equity	283,030	96,253

Total liabilities and owners' equity	$607,541	$132,689

Results of Operations
(in $ thousands, except per unit data)

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2007	2007
	(Consolidated)	(Consolidated)
Revenues:
Oil, natural gas and natural gas liquids
Revenues	$35,237	$89,422
Gain on derivatives, net	608	3,171
Transportation and marketing-related
Revenues	3,589	11,415

Total revenues	39,434	104,008

Operating costs and expenses:
Lease operating expenses	7,619	21,515
Cost of purchased natural gas	3,068	9,830
Production taxes	1,689	3,360
Asset retirement obligations accretion
Expense	419	814
Depreciation, depletion and amortization	7,982	19,759
General and administrative expenses	4,017	10,384

Total operating costs and expenses	24,794	65,662

Operating income	14,640	38,346

Other (expense) income, net:
Interest expense	(4,076)	(8,009)
(Loss) Gain on mark-to-market
derivatives, net	(22,891)	(19,906)
Other income, net	393	813

Total other (expense) income, net	(26,574)	(27,102)

Income before income taxes	(11,934)	11,244
Income taxes	34	(54)
Net income (loss)	$(11,900)	$11,190

General partner's interest in net income
(loss), including incentive distribution
Rights	$(238)	$1,670

Limited partners' interest in net income
(loss)	$(12,138)	$9,520
Net income (loss) per limited partner
unit:
Common units (basic and diluted)	$(.78)	$.74
Subordinated units (basic and diluted)	$(.78)	$.74

Weighted average limited partner units
outstanding:
Common units (basic and diluted)	11,839	9,815
Subordinated units (basic and diluted)	3,100	3,100

Statement of Cash Flows
(in $ thousands)

Twelve Months Ended
December 31, 2007
(Consolidated)
Cash flows from operating activities:
Net income	$11,190
Adjustments to reconcile net income to net cash
flows provided by operating activities:
Asset retirement obligations accretion expense	814
Depreciation, depletion and amortization	19,759
Share-based compensation cost	1,507
Amortization of deferred loan costs	155
Unrealized loss on mark-to-market derivatives	25,713
Changes in operating assets and liabilities:
Accounts receivable	(8,926)
Prepaid expenses and other current assets	441
Accounts payable and accrued liabilities	4,627
Deferred revenues	1,122
Other, net	(288)

Net cash flows provided by operating activities	56,114

Cash flows from investing activities:
Acquisitions of oil and natural gas properties,
net of cash acquired	(456,513)
Development of oil and natural gas properties	(10,543)

Net cash flows used in investing activities	(467,056)

Cash flows from financing activities:
Debt borrowings	438,350
Repayment of debt borrowings	(196,350)
Proceeds from private equity offering	220,000
Offering costs	(302)
Distributions related to acquisitions	(16,238)
Deferred loan costs	(1,046)
Distributions to partners and dividends paid	(25,127)

Net cash flows provided by financing activities	419,287

Increase in cash and cash equivalents	8,345
Cash and cash equivalents - beginning of period	1,875

Cash and cash equivalents - end of period	$10,220

Non GAAP Measures

We define Adjusted EBITDA as net income (loss) plus interest expense (income), depreciation, depletion and amortization, accretion of asset retirement obligation, unrealized loss (gain) on derivatives, non-cash compensation and other expense, write-off of deferred financing costs, income tax provision, exploration expense and dry hole cost and impairment of unproved properties.

Adjusted EBITDA is used by our management to indicate (prior to the creation of any reserves) the cash available to pay distributions to our unitholders, after deduction for estimated maintenance capital expenditures and interest expense. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to performance of publicly-traded partnerships. Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA
(in $ thousands)

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2007	2007

Net income (loss)	(11,900)	11,190
Add:
Income taxes	(34)	54
Interest expense/(income), net	3,669	7,148
Depreciation, depletion and amortization	7,982	19,759
Asset retirement obligation accretion
expense	419	814
Non-cash (gains) losses on commodity
derivatives	23,041	25,713
Non-cash unit based compensation expense	575	1,507
Non-cash write-off related to prior
acquisition	273	273
Adjusted EBITDA	24,025	66,458

Estimated maintenance capital expenditures
(1)	8,250	21,650

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com

Copyright Business Wire 2008